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                                                                    EXHIBIT 99.1

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Company Media/IR Contact:
DrugMax, Inc.
Eli Johnson
727.533.0431 ext. 127
ejohnson@DrugMax.com

DrugMax, Inc. Forms Joint Venture with India-based Pharmaceutical Manufacturer;
                Will Provide Generic Pharmaceutical Line in US

LARGO, Fla. - November 7, 2001 -- DrugMax, Inc. (Nasdaq: DMAX) a full-line wholesale distributor of pharmaceuticals, over-the-counter products, health and beauty aids and nutritional supplements, announced that the Company has reached an agreement with India-based Morepen Laboratories Ltd. to form a joint venture company, MorepenMax, and provide low-cost generic pharmaceuticals in the United States.

MorepenMax will utilize Morepen's ISO 9000 certified facilities that already develop and manufacture a vast range of generic pharmaceuticals including Loratadine, a generic form of Claritin. These new generics will comply with all USFDA guidelines. MorepenMax will file ANDA's (Abbreviated New Drug Application) in the United States. DrugMax will market and distribute these generic drugs throughout the country. Morepen will own the majority stake in MorepenMax.

"DrugMax has explored several strategies to capture more of the generic pharmaceutical market," Bill LaGamba, DrugMax President and COO, said. "Morepen Labs is a major international provider of generics and raw materials used to make generic drugs. Internationally, Morepen, has an excellent reputation and comes highly recommended because of the company's commitment to the research and development of the highest quality products available anywhere in the world. We are extremely excited and proud to enter into this joint venture with such a strong international partner."

"This joint venture is a milestone for us and will lay the foundation for a strong presence for Morepen in the USA markets," Sushil Suri, Morepen Chairman and Managing Director, said. "With a number of generic drugs worth an estimated $63 billion scheduled to go off patent by the year 2005, it provides us with immense business opportunities."

"This partnership affords DrugMax increased flexibility and makes us more than just a wholesaler that picks, packs and ships," LaGamba said. "DrugMax can provide additional generic lines and offer raw materials to manufacturers. We can exercise greater influence over the supply chain and diversify our product line."

"Morepen has several components to its business," LaGamba said. "The company provides raw materials to generic manufacturers worldwide, manufactures finished generic pharmaceuticals and is also involved in the production of nutritional supplements. The ability of MorepenMax to provide timely, quality generic lines at low production costs, will help both companies increase the economies of scales and bottom lines for both companies. We are extremely excited about the long-term potential of this venture."

About Morepen Laboratories Ltd.
Morepen Laboratories Ltd. (MLL) is a rated amongst India's top 25 fastest growing companies (Business World survey). Worldwide, Morepen's activities span across markets around the globe with customers in over 50 countries including the highly regulated markets of the USA, Canada and Western Europe. Morepen has resources of International standing, USFDA approved manufacturing facilities adhering to the most stringent standards of quality excellence. The three state-of-the-art manufacturing plants meet quality guidelines and regulatory requirements for
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exports to various countries. Morepen has four strategic business units functioning as independent profit centers - Global Generics, Medicus, Medipath and Dr. Morepen. Experienced professionals manage each of these units that have an extensive marketing and distribution network unique to their business. For more information about the company, visit www.morepen.com.

About DrugMax, Inc.

DrugMax, Inc. (the "Company") is primarily a full-line, wholesale distributor of pharmaceuticals, over-the-counter products, health and beauty care products, and nutritional supplements. The Company expects that it will continue to derive a significant portion of its revenue from its traditional "brick and mortar" full-line wholesale distribution business. However, the Company is also one of the early entrants into the Internet business-to-business pharmaceutical market and one of the first business-to-business online trade exchanges for the same products. The Company utilizes its online capabilities to leverage its existing infrastructure, technology, relationships, marketing and management resources and, accordingly, believes that the combination of its traditional wholesale distribution business with both its online wholesale distribution business and its e-commerce trade exchange provides the "click and mortar" combination that allows it to aggressively market and distribute its products and services. The Company can be reached at www.drugmax.com, or 727-533-0431.
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Safe Harbor Provisions


     Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its directors or its officers about the Company and the industry in which it operates, and are based on assumptions made by management. Forward-looking statements include without limitation statements regarding: (a) the Company's strategies regarding growth and business expansion, including future acquisitions; (b) the Company's financing plans; (c) trends affecting the Company's financial condition or results of operations; (d) the Company's ability to continue to control costs and to meet its liquidity and other financing needs; (e) the declaration and payment of dividends; (f) the Company's use of proceeds from the currently contemplated equity offering, and (g) the Company's ability to respond to changes in customer demand and regulations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When used in this report, the words "expects," "anticipates," intends," "plans," "believes," "seeks," "estimates," and similar expressions are generally intended to identify forward-looking statements.

     Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) changes in the regulatory and general economic environment related to the health care industry; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company's revenue and/or cost and expenses, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs; (iv) changes in technology or customer requirements, which could render the Company's technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales and (vi) the Company's customers' willingness to accept its Internet platform. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the headings "Management's Discussion and Analysis of Financial Conditions and Results of Operations," "Business" and "Risk Factors" in the Company's Form 10-KSB for the year ended March 31, 2001 and Form 10-QSB for the quarter ended June 30, 2001. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.